                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Associates First Capital Corporation on Form S-3 (File No. 33-60769) of our report dated January 28, 1997, on our audits of the consolidated financial statements of Associates First Capital Corporation and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 25, 1997